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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 25049

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934


        Date of Report (date of earliest event reported):  February 4, 2002


                            CROFF ENTERPRISES, INC.
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             (Exact name of registrant as specified in its charter)


             Utah                    000-16731                   87-0233535
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      (State or other             (Commission file           (IRS Employer
jurisdiction of incorporation)         number)            identification Number)


             621 17th St., Suite 830, Denver, Colorado     80293
             -----------------------------------------   ----------
             (Address of principal executive offices)    (Zip Code)

                                 (303) 383-1555
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              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

     On November 9, 2001, the Board of Directors of Croff Enterprises, Inc., a Utah corporation, (the "Company") authorized and adopted a motion that the Company would make available loans to its Directors up to ten thousand dollars ($10,000) per outstanding stock warrant. The loans were to encourage and assist the Company's Directors to exercise their warrants prior to December 31, 2001, the expiration date of such warrants. The fully recourse loans would be payable in full within one year and would carry an interest rate of prime plus one percent (1%). For additional information associated with these existing warrants held by the Company's Directors please refer to the Company's
December 31, 2000 Form 10-K filed with the Securities and Exchange Commission on March 30, 2001.

     On or prior to December 31, 2001, the Company issued four notes to three of its Directors in accordance with the terms and conditions set forth in the Company's November 9, 2001 Board of Directors meeting. Three Directors elected to excercise their stock warrants at $1.00 per share on or before December 31, 2001, and signed these notes. These four notes combined totaled forty thousand dollars ($40,000).


All other items of this report are inapplicable.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2002

                          CROFF ENTERPRISES, INC.


                          By: /s/  Stuart D. Kroonenberg
                          --------------------------------
                          Name:  Stuart D. Kroonenberg
                          Title: Chief Financial Officer